Exhibit 99.2

NEWS RELEASE

CONTACTS:	Allergan:
Investors:
Daphne Karydas
(862) 261-8006

Media:
Mark Marmur
(862) 261-7558

Allergan Announces Pricing of Tender Offers by Certain Subsidiaries

DUBLIN, IRELAND – May 24, 2017 – Allergan plc (NYSE: AGN) today announced the consideration payable in connection with the previously announced tender offers commenced by its wholly owned subsidiaries Allergan Funding SCS, Allergan Finance LLC, Forest Laboratories, LLC and Allergan, Inc., each as co-offeror with Allergan plc’s wholly owned subsidiary Warner Chilcott Limited, to purchase for cash certain debt securities issued by the entities listed in the table below (collectively, the “Securities” and each a “series”).

Title of Security	Issuer of Security (1)	CUSIP Number/ 144A ISIN/REGS ISIN	Principal Amount Outstanding	Maximum Tender SubCap, as Upsized	Accepta- nce Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (2)(3)	Total Consideration (2)(3)
4.875% notes due February 2021	Forest Laboratories, LLC	345838AE6/ US345838AE68/ U3455QAC7	$750,000,000	$300,000,000	1	1.875% UST due 4/30/22	FIT1	+45 bps	$30.0	$1,085.61
4.625% notes due October 2042	Allergan Finance LLC	942683AH6	$1,000,000,000	$543,290,000	2	2.875% UST due 11/15/46	FIT1	+135 bps	$30.0	$1,048.00
4.375% notes due February 2019	Forest Laboratories, LLC	345838AC0/ US345838AC03/ U3455QAB9	$1,050,000,000	$700,000,000	3	1.250% UST due 4/30/19	FIT1	+50 bps	$30.0	$1,035.75
4.750% notes due March 2045	Allergan Funding SCS	00507UAU5	$2,500,000,000	$1,300,000,000	4	2.875% UST due 11/15/46	FIT1	+135 bps	$30.0	$1,070.48
4.850% notes due June 2044	Allergan Funding SCS	00507UAH4	$1,500,000,000	$375,000,000	5	2.875% UST due 11/15/46	FIT1	+140 bps	$30.0	$1,076.92
4.550% notes due March 2035	Allergan Funding SCS	00507UAT8	$2,500,000,000	N/A	6	2.875% UST due 11/15/46	FIT1	+130 bps	$30.0	$1,035.42
3.375% notes due September 2020	Allergan, Inc.	018490AN2	$650,000,000	N/A	7	1.500% UST due 4/15/20	FIT1	+75 bps	$30.0	$1,036.03
3.250% notes due October 2022	Allergan Finance LLC	942683AF0	$1,700,000,000	N/A	8	1.875% UST due 4/30/22	FIT1	+90 bps	$30.0	$1,024.06

(1)	Each issuer of the Securities is the co-offeror, together with Warner Chilcott Limited, in each tender offer for the Securities of such issuer.
(2)	Per $1,000 principal amount.
(3)	The Total Consideration (as defined below) for Securities validly tendered prior to or at the Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the Early Tender Payment specified in the table. The Total Consideration has been determined taking into account the applicable par call date for each series of Securities, if any, as described in the offer to purchase referenced below.

The tender offers consist of offers on the terms and conditions set forth in the offer to purchase, dated May 10, 2017, and the related letter of transmittal (as they may each be amended or supplemented from time to time, the “Tender Offer Documents”), including a financing condition that Allergan Funding SCS shall have issued and sold debt securities providing net proceeds at least equal to the aggregate maximum tender cap identified in the Tender Offer Documents. Allergan Funding SCS expects to satisfy the financing condition upon the closing of its previously announced proposed offer of senior notes, expected to occur on May 26, 2017. The Offerors (as defined in the Tender Offer Documents) refer investors to the Tender Offer Documents for the complete terms and conditions of the tender offers.

The Total Consideration listed in the table above for each $1,000 principal amount of a series of Securities (the “Total Consideration”) was determined at 11:00 a.m., New York City time, on May 24, 2017. Only holders of Securities who validly tendered and did not validly withdraw their Securities at or prior to 5:00 p.m., New York City time, on May 23, 2017 (the “Early Tender Date”) are eligible to receive the Total Consideration for Securities accepted for purchase. The Early Settlement Date (as defined in the Tender Offer Documents) is May 30, 2017. Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date the applicable Offerors make payment for such Securities.

Information Relating to the Tender Offers

Morgan Stanley & Co. LLC, BofA Merrill Lynch and Citigroup Global Markets Inc. are the lead dealer managers for the tender offers. Barclays Capital Inc., BNP Paribas Securities Corp., HSBC and Mizuho Securities USA LLC are the co-dealer managers for the tender offers. Investors with questions regarding the tender offers may contact Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect), BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect) or Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Global Bondholder Services Corporation is the tender and information agent for the tender offers and can be contacted at (866) 470-4200 (toll-free) or (212) 430-3774 (collect).

None of the Offerors or their affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and none of the Offerors or any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities and the tender offers do not constitute an offer to buy or the solicitation of an offer to sell Securities in any jurisdiction or in any circumstances in which such offer or solicitation is unlawful.

The full details of the tender offers are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents because they contain important information. The Tender Offer Documents may be downloaded from Global Bondholder Services Corporation’s website at www.gbsc-usa.com/Allergan or obtained from Global Bondholder Services Corporation, free of charge, by calling toll-free at (866) 470-4200 (bankers and brokers can call collect at (212) 430-3774).

About Allergan plc

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a bold, global pharmaceutical company and a leader in a new industry model – Growth Pharma. Allergan is focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world.

Allergan markets a portfolio of leading brands and best-in-class products for the central nervous system, eye care, medical aesthetics and dermatology, gastroenterology, women’s health, urology and anti-infective therapeutic categories.

Allergan is an industry leader in Open Science, a model of research and development, which defines our approach to identifying and developing game-changing ideas and innovation for better patient care. With this approach, Allergan has built one of the broadest development pipelines in the pharmaceutical industry with 70+ mid-to-late stage pipeline programs currently in development.

Allergan’s success is powered by our more than 18,000 global colleagues’ commitment to being Bold for Life. Together, we build bridges, power ideas, act fast and drive results for our customers and patients around the world by always doing what is right.

With commercial operations in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives every day.

For more information, visit Allergan’s website at www.Allergan.com.

Forward-Looking Statement

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Allergan’s current perspective on existing trends and information as of the date of this release. Actual results may differ materially from Allergan’s current expectations depending upon a number of factors affecting Allergan’s business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan’s products; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Annual Report on Form 10-K for the year ended December 31, 2016 and Allergan’s Quarterly Report on Form 10-Q for the period ended March 31, 2017. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

3